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                                  EXHIBIT B(5)


A             APPLICATION FOR GROUP COMBINATION ANNUITY CONTRACT

                 THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY
                            720 EAST WISCONSIN AVENUE
                           MILWAUKEE, WISCONSIN 53202

                                            NML Plan (or Trust) No.  001
                                                                   -------------
                                                       Contract No.  10 000 001
                                                                   -------------

1. NAME OF OWNER:   Trustees of    John Doe Corporation Trust
                                ------------------------------------------------
                                             (Name of Pension Plan)

2. ADDRESS OF OWNER:          123 Main Street
                      ----------------------------------------------------------
                                        Street & No. or RFD

                         Anywhere       Anywhere          Anystate     50000
                      ----------------------------------------------------------
                            City          County            State     Zip Code

3. NAME OF EMPLOYER:          John Doe Corporation
                      ----------------------------------------------------------

4. NAME OF APPLICANT:
                      ----------------------------------------------------------
(If other than Owner)

5. CONTRACT LOAD TYPE (Check one):

   /X/ FRONT-LOAD CONTRACT: Sales Load will be deducted pro-rata from the allocations below.

   / / SIMPLIFIED-LOAD CONTRACT: Installation Fee ($750.00) will be deducted pro-rata from the allocations below unless an amount is paid separately from the allocations and is entered on the Amount of Installation Fee line in question 7A.

6. Will any existing Northwestern Mutual Life annuities be exchanged for the contract for which you are applying?

   /X/ No    (Continue with question 7.)

   / / Yes (Attach exchange form 18-1543 containing allocation instructions for the exchange proceeds. If a purchase payment is to be made in addition to the exchange proceeds, indicate the allocation instructions for this purchase payment in question 7. Otherwise, skip directly to question 8.)

7A. ALLOCATION OF PURCHASE PAYMENT:

FUNDS
Select bond                            $   10,000     Russell Real Estate Securities    $
                                       ----------                                       ----------
Templeton International Equity         $              Russell Core Bond                 $
                                       ----------                                       ----------
Money Market                           $              Asset Allocation                  $
                                       ----------                                       ----------
Balanced                               $              International Growth Stock        $
                                       ----------                                       ----------
Index 500 Stock                        $              T Rowe Price Small Cap Value      $
                                       ----------                                       ----------
Aggressive Growth Stock                $              Cap Guardian Domestic Equity      $
                                       ----------                                       ----------
High Yield Bond                        $              Fixed Fund Accounts               $
                                       ----------                                       ----------
Growth Stock                           $              1 Year Guaranteed                 $
                                       ----------                                       ----------
JP Morgan Select Growth & Income       $              3 Year Guaranteed                 $
                                       ----------                                       ----------
Index 400 Stock                        $              5 Year Guaranteed                 $
                                       ----------                                       ----------
Small Cap Growth Stock                 $
                                       ----------
Russell Multi-Style Equity             $
                                       ----------
Russell Aggressive Equity              $
                                       ----------
Russell Non-US                         $
                                       ----------

                                                      AMOUNT OF INSTALLATION FEE (IF

                                                      BEING PAID SEPARATELY FROM THESE
                                                      ALLOCATIONS).
                                                           Enter $0 or $750. (Does not
                                                           apply to front load
                                                           contracts.)                  $
                                                                                        ----------

                                                      TOTAL PURCHASE PAYMENT            $   10,000
                                                                                        ----------

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90-1818 (0599)

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7B. METHOD OF PURCHASE PAYMENT:

  /X/  Check (Payable to The Northwestern Mutual Life Insurance Company)

  / /  Wire Transfer

8. MATURITY REALLOCATION: Maturing amounts in a Guaranteed Return Fund Account will be allocated to the Money Market Division unless otherwise directed by checking the box below.

  / / Check here, if maturing amounts should be reallocated to the same Guaranteed Return Fund Account.

9. FREQUENCY OF CONTRACT REPORTS:  /X/ Annual   / / Semi-Annual   / / Quarterly

10. The following PROSPECTUS or OFFERING CIRCULAR AND REPORT was delivered on
      July 31, 2001    :
    ------------------
     Date of Delivery

  /X/  Account C Offering Circular and Report (Corporate Employee Plan).

       Date of Offering Circular  July 31, 2001  Date of Report  July 31, 2001
                                 --------------                  -------------.

  / /  Account C Prospectus (Partnership or Sole Proprietorship Employee
       Plan).

       Date of Prospectus
                         ----------------.

THE AGENT ACKNOWLEDGES DELIVERY AND THE OWNER ACKNOWLEDGES RECEIPT OF THE PROSPECTUS OR OFFERING CIRCULAR AND REPORT. IT IS UNDERSTOOD THAT:

     (1) Amounts allocated to the Separate Account Divisions are not guaranteed as to fixed dollar amount but are variable and may increase or decrease to reflect the investment experience of the Separate Account Divisions.

     (2) Any amounts surrendered or transferred from a Guaranteed Return Fund Account prior to their maturity may be subject to a Market Value Adjustment.

     (3) The contract will be issued and the initial purchase payment will be applied on the latest of the following dates: (a) the date on which the pension or profit sharing plan or trust which this contract will fund is established; (b) the date on which this completed application is received at the Home Office; and (c) the date on which the initial purchase payment is received at the Home Office.

     (4) No agent of the Company is authorized to make or to alter contracts or to waive any of the Company's rights or requirements.

     (5) The Licensed Agent is a Registered Representative of Northwestern Mutual Investment Services, LLC.

The Owner represents that the contract is funding a pension or profit sharing plan or trust that is qualified under the Internal Revenue Code.


 (signed)  Norm W. Western                    (signed)  John J. Doe
-------------------------------------   ---------------------------------------
     Signature of LICENSED AGENT               Signature of APPLICANT

-------------------------------------
Signature of OWNER if other than Applicant

Signed at:     Anywhere    Anywhere   Anystate            DATE:  7 / 31/ 2001
          --------------------------------------------         ----------------
                City        County     State                    MM  DD  YYYY

90-1818 (0599)
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It is recommended that you...


read your contract.


notify your Northwestern Mutual agent or the Company at 720 E. Wisconsin Avenue, Milwaukee, Wis. 53202, of an address change.


call your Northwestern Mutual agent for information -- particularly on a suggestion to terminate or exchange this contract for another contract or plan.


Election Of Trustees


The members of The Northwestern Mutual Life Insurance Company are its policyholders of insurance policies and deferred annuity contracts. The members exercise control through a Board of Trustees. Elections to the Board are held each year at the annual meeting of members. Members are entitled to vote in person or by proxy.


GROUP COMBINATION ANNUITY


AMOUNTS ALLOCATED TO THE SEPARATE ACCOUNT DIVISIONS AND VARIABLE PAYMENTS PROVIDED BY THIS CONTRACT ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT BUT ARE VARIABLE AND MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT.


NPV.1C


NORTHWESTERN
MUTUAL LIFE(R)